EXHIBIT 8.2

[Letterhead of Morgan, Lewis Bockius LLP]

[Effective Date]

FreeMarkets, Inc.

210 6th Avenue

1 Oliver Plaza, 22nd Floor

Pittsburgh, PA 15222

Ladies and Gentlemen:

This opinion is being delivered to you pursuant to Section 7.03(c) of the Agreement and Plan of Merger and Reorganization (the “Agreement”) dated as of January 23, 2004, among Ariba, Inc., a Delaware corporation (“Ariba”), Fleet Merger Corporation, a Delaware corporation wholly-owned by Ariba (“Merger Sub”) and FreeMarkets, Inc., a Delaware corporation (“FreeMarkets”). Pursuant to the Agreement, (i) Merger Sub will merge with and into FreeMarkets, and FreeMarkets will be the surviving entity (the “Reverse Merger”), and (ii) immediately after, FreeMarkets will merge with and into Ariba, and Ariba will be the surviving entity (the “Second Step Merger,” and collectively with the Reverse Merger, the “Merger”).

Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

We have acted as legal counsel to Freemarkets in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time) and are relying (or will rely) with your permission upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

1.	The Agreement;

2.	The Amended Registration Statement filed with the Securities and Exchange Commission on Form S-4, which includes the proxy statement/prospectus of Ariba and FreeMarkets (the “Registration Statement”);

FreeMarkets, Inc.

                    , 2004

3.	Representation letters provided to us by Ariba, Merger Sub and Freemarkets in connection with this opinion; and

4.	Such other instruments and documents related to the formation, organization and operation of Ariba, Merger Sub and FreeMarkets or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (with your permission and without any independent investigation or review thereof) that:

A.	Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

B.	The Merger will be consummated in accordance with the Agreement (without any waiver, breach or amendment of any of the provisions thereof) and will be effective under applicable state law.

C.	Each of the Reverse Merger and the Second Step Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware.

D.	The Second Step Merger will be effected immediately subsequent to the Reverse Merger and as part of a single integrated plan.

E.	No FreeMarkets stockholder guaranteed any FreeMarkets indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, including as of the Effective Time of the Merger, (i) no outstanding indebtedness of Ariba or FreeMarkets has or will represent equity for tax purposes; (ii) no outstanding equity of Ariba or FreeMarkets has or will represent indebtedness for tax purposes; and (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire FreeMarkets capital stock (or to share in the appreciation thereof) constitutes or will constitute “stock” for purposes of Section 368(c) of the Code.

F.	Ariba Merger Sub and Freemarkets will report the Merger on their respective federal income tax returns in a manner consistent with the opinion set forth below.

G.

Any statement made “to the knowledge of” or otherwise similarly qualified is correct without such qualification, any representation or statement that a fact, circumstance or conclusion “should” exist or be true means that such fact, circumstance or conclusion does in fact exist or is in fact true, and all statements and representations, whether or not qualified are true and will remain true through the Effective Time.

FreeMarkets, Inc.

                    , 2004

H.	As to all matters with respect to which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intent, understanding or agreement and such action will not be taken.

I.	All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will constitute a “reorganization” as defined in Section 368(a) of the Code, each of Ariba and Freemarkets will be a party to the reorganization and Merger Sub will be ignored in determining the tax consequences of the Merger.

Our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger. No opinion is expressed as to any transaction other than the Merger or as to any transaction whatsoever (including the Merger) if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof, or if any of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion letter represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures all as in effect as of today’s date. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is given for the purpose of satisfying a closing condition set forth in the Agreement and is intended for your benefit. This opinion may not be relied upon for any other purpose or by any other person or entity and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose.

FreeMarkets, Inc.

                    , 2004

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the section captioned “Material United States Federal Income Tax Consequences of the Merger” in the proxy statement/prospectus constituting a part of the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Morgan, Lewis & Bockius LLP

FreeMarkets, Inc.

                    , 2004

PREPARED BY:

REVIEWED BY:

SIGNED BY: